UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 24, 2023

ENERGY FOCUS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36583	94-3021850
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

32000 Aurora Road Suite B	Solon	OH	44139
(Address of principal executive offices)			(Zip Code)

(440) 715-1300
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	EFOI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Change of CEO and Chairman
On August 24, 2023, the Board of Directors (the “Board”) of Energy Focus, Inc. (the “Company” or “Energy Focus”) approved the termination of the Company’s Chief Executive Officer (“CEO”), Lesley Matt, effective immediately. The Board appointed Chiao Chieh Jay Huang to serve as the Company’s new CEO. In line with this decision, Mr. Huang will discontinue his role as Chairman of the Board.
Mr. Huang, 48, is the President of Sander Electronics, Inc., which he has served as since 2015 and after holding positions of increasing responsibility since 1997. As an innovative entrepreneur, Mr. Huang has more than 20 years of experience in engineering and management within the LED lighting industry, and he holds over 50 electronic and lighting related patents, including commercial buildings, signages, and medical use. In recent years, Mr. Huang has devoted himself to the development of green energy-related products. In addition to assisting in the development of energy solution and energy storage, he has also assisted several collaborating companies to establish a sustainable governance system. Mr. Huang graduated from St. John's University with outstanding achievements from the Department of Electrical Engineering, where he specialized in microelectronic circuits, computer structure, engineering mathematics, microcomputer applications, system programming, interfacing technology, and electronic manufacturing.
There are no family relationships between Mr. Huang and any director or other executive officer of the Company. Other than the transactions between the Company and Sander Electronics, Inc. that have been disclosed in the Company’s prior filings with the Securities and Exchange Commission (the “SEC”), there are no transactions between Mr. Huang or any member of his immediate families and the Company or any of its subsidiaries that would be reportable as a related party transaction under the rules of the SEC. Further, there is no arrangement or understanding between Mr. Huang and any other persons or entities pursuant to which Mr. Huang was appointed as Chief Executive Officer of the Company.
Energy Focus has consistently demonstrated a commitment to growth, innovation, and leadership within the industry. As part of our ongoing efforts to align our leadership structure with the evolving demands of the business landscape, the Board has undertaken a comprehensive review of the organization's strategic direction and executive responsibilities. The Board has determined that Mr. Huang’s experience, vision, and strategic acumen make him the ideal candidate to lead the Company as the CEO. The Board firmly believes that his transition to the role of CEO from Chairman will further enhance the Company's position in the market.
As part of this transition, the Board has appointed Kin Fu Chen as the Chairman of the Board. Mr. Chen brings a wealth of experience and a deep understanding of Energy Focus’ operations, values, and strategic goals, making him well-suited to guide the Board in its oversight and governance functions. This strategic decision is driven by the desire to leverage Mr. Huang's leadership strengths, experience, and expertise in a manner that best serves Energy Focus’ growth trajectory. By concentrating his efforts as CEO, Mr. Huang will be able to direct his focus toward shaping the Company's operational strategies, driving innovation, and expanding its business horizons.
There are no family relationships between Mr. Chen and any director or other executive officer of the Company. There are no transactions between Mr. Chen or any member of his immediate families and the Company or any of its subsidiaries that would be reportable as a related party transaction under the rules of the SEC. Further, there is no arrangement or understanding between Mr. Chen and any other persons or entities pursuant to which Mr. Chen was appointed as Chairman of the Board of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 28, 2023

ENERGY FOCUS, INC.

	By:	/s/ Chiao Chieh Jay Huang
	Name:	Chiao Chieh Jay Huang
	Title:	Chief Executive Officer
(Principal Executive Officer)